Exhibit 99b

Carpenter Declares Quarterly Cash Dividend

    WYOMISSING, Pa.--(BUSINESS WIRE)--April 25, 2003--The Board of Directors of Carpenter Technology Corporation (NYSE:CRS), at its meeting on April 24, declared a quarterly cash dividend of $.0825 per share of common stock, payable June 5, 2003, to shareholders of record on May 6, 2003.
    The ex-dividend date (the date the common stock trades without the dividend) is May 2, 2003.

    CONTACT: Carpenter Technology
             Jaime Vasquez, 610/208-2165
             jvasquez@cartech.com